UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 16, 2014

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.           Results of Operations and Financial Condition.

The registrant’s press release dated April 16, 2014, regarding its financial results for the period ended March 31, 2014, including consolidated financial statements for the period ended March 31, 2014, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Martin Schroeter’s first quarter earnings presentation on April 16, 2014, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr.Schroeter’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 16, 2014

	By:	/s/ James J. Kavanaugh
James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2014 FIRST-QUARTER RESULTS

•                  Diluted EPS:

•                  GAAP: $2.29, down 15 percent;

•                  Operating (non-GAAP): $2.54, down 15 percent;

•                  Net income:

•                  GAAP: $2.4 billion, down 21 percent;

•                  Operating (non-GAAP): $2.6 billion, down 22 percent;

•                  Results include impact of approximately $870 million workforce rebalancing charge and nearly $100 million gain for the divested customer care outsourcing business;

•                  Gross profit margin:

•                  GAAP: 46.9 percent, up 130 basis points;

•                  Operating (non-GAAP): 47.6 percent, up 90 basis points;

•                  Revenue: $22.5 billion, down 4 percent; down 1 percent adjusting for currency, excluding divested customer care outsourcing business:

•                  Software, Services and Global Financing each grew, adjusting for currency;

•                  Software up 2 percent as reported and adjusting for currency

•                  Services down 2 percent; up 2 percent adjusting for currency and excluding divested customer care outsourcing business

•                  Global Financing up 3 percent, up 6 percent adjusting for currency

•                  Systems and Technology down 23 percent as reported and adjusting for currency;

•                  Services backlog of $138 billion, up 1 percent adjusting for currency and excluding divested customer care outsourcing business;

•                  Business analytics revenue up 5 percent, up 6 percent adjusting for currency;

•                  Cloud revenue up more than 50 percent:

•                  For cloud delivered as a service, first-quarter annual run rate of $2.3 billion doubled year to year;

•                  Expect full-year operating (non-GAAP) EPS of at least $18.00.

ARMONK, N.Y., April 16, 2014 . . . IBM (NYSE: IBM) today announced first-quarter 2014 diluted earnings of $2.29 per share, a year-to-year decrease of 15 percent.  Operating (non-GAAP) diluted earnings were $2.54 per share, compared with operating diluted earnings of $3.00 per share in the first quarter of 2013, a decrease of 15 percent.

First-quarter net income was $2.4 billion, down 21 percent year-to-year.  Operating (non-GAAP) net income was $2.6 billion compared with $3.4 billion in the first quarter of 2013, a decrease of 22 percent.  The results include the impact of a charge of approximately $870 million for workforce rebalancing and a gain of nearly $100 million for the divestiture of the customer care outsourcing business, consistent with the company’s full-year guidance in January 2014.

Total revenues for the first quarter of 2014 of $22.5 billion were down 4 percent (down 2 percent, adjusting for currency; down 1 percent, excluding the customer care outsourcing business) from the first quarter of 2013.

“In the first quarter, we continued to take actions to transform parts of the business and to shift aggressively to our strategic growth areas including cloud, big data analytics, social, mobile and security,” said Ginni Rometty, IBM chairman, president and chief executive officer.

“As we move through 2014, we will begin to see the benefits from these actions. Over the long term, they will position us to drive growth and higher value for our clients.”

First-Quarter GAAP - Operating (non-GAAP) Reconciliation

First-quarter operating (non-GAAP) diluted earnings exclude $0.25 per share of charges: $0.16 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.09 per share for retirement-related charges.

Full-Year 2014 Expectations

IBM expects full-year 2014 GAAP diluted earnings per share of at least $17.00, and operating (non-GAAP) diluted earnings per share of at least $18.00.  The 2014 operating (non-GAAP) earnings expectations exclude $1.00 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related charges.

Geographic Regions

The Americas’ first-quarter revenues were $9.6 billion, a decrease of 4 percent (down 2 percent, adjusting for currency) from the 2013 period.  Revenues from Europe/Middle East/Africa were $7.6 billion, up 4 percent (up 1 percent, adjusting for currency).  Asia-Pacific revenues decreased 12 percent (down 6 percent, adjusting for currency) to $5.0 billion.  OEM revenues were $355 million, down 17 percent compared with the 2013 first quarter.

Growth Markets

Revenues from the company’s growth markets decreased 11 percent (down 5 percent, adjusting for currency).  Revenues in the BRIC countries — Brazil, Russia, India and China — decreased 11 percent (down 6 percent, adjusting for currency).

Services

Global Technology Services segment revenues were down 3 percent (down 1 percent, adjusting for currency) to $9.3 billion.  Excluding the impact of the divested customer care outsourcing business, revenues were down 1 percent (up 2 percent, adjusting for currency).  Global Business Services segment revenues were flat (up 2 percent, adjusting for currency) to $4.5 billion.

Pre-tax income from Global Technology Services was down 15 percent and pre-tax margin decreased to 14.1 percent, including an impact of approximately $0.3 billion for the workforce rebalancing charge.  Global Business Services pre-tax income decreased 11 percent and pre-tax margin decreased to 13.6 percent, including an impact of approximately $0.2 billion for the workforce rebalancing charge.

The estimated services backlog as of March 31 was $138 billion, up 1 percent adjusting for currency and excluding the divested customer care outsourcing business.

Software

Revenues from the Software segment were up 2 percent to $5.7 billion (up 2 percent, adjusting for currency) compared with the first quarter of 2013.  Software pre-tax income decreased 5 percent and pre-tax margin decreased to 29.1 percent, including an impact of approximately $0.2 billion for the workforce rebalancing charge.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Workforce Solutions and Rational products, were $3.7 billion, up 4 percent (up 5 percent, adjusting for currency) versus the first quarter of 2013.  Operating systems revenues of $519 million were down 10 percent (down 9 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from WebSphere increased 12 percent year over year.  Information Management software revenues increased 1 percent.  Revenues from Tivoli software increased 7 percent.  Revenues from Workforce Solutions software decreased 4 percent, and Rational software increased 1 percent.

Financing

Global Financing segment revenues were up 3 percent (up 6 percent, adjusting for currency) in the first quarter at $512 million.  Pre-tax income for the segment increased 11 percent to $596 million.

Hardware

Revenues from the Systems and Technology segment totaled $2.4 billion for the quarter, down 23 percent (down 23 percent, adjusting for currency) from the first quarter of 2013.  Systems and Technology pre-tax loss increased $0.3 billion, including an impact of approximately $0.2 billion for the workforce rebalancing charge.

Total systems revenues decreased 24 percent (down 24 percent, adjusting for currency).  Revenues from System z mainframe server products decreased 40 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), decreased 19 percent.  Revenues from Power Systems were down 22 percent compared with the 2013 period.  Revenues from System x were down 18 percent.  Revenues from System Storage decreased 23 percent.  Revenues from Microelectronics OEM decreased 16 percent.

Gross Profit

The company’s total gross profit margin was 46.9 percent in the 2014 first quarter compared with 45.6 percent in the 2013 first-quarter period.  Total operating (non-GAAP) gross profit margin was 47.6 percent in the 2014 first quarter compared with 46.7 percent in the 2013 first-quarter period, with increases in both Services segments and a mix to Software, partially offset by a decline in the Systems and Technology margin.

Expense

Total expense and other income increased to $7.6 billion, including a workforce rebalancing charge of approximately $870 million and a gain of nearly $100 million from the divestiture of the customer care outsourcing business, up 7 percent compared to the prior-year period.  S,G&A expense of $6.3 billion increased 13 percent year over year.  R,D&E expense of $1.5 billion decreased 9 percent, compared with the year-ago period.  Intellectual property and custom development income increased to $207 million compared with $183 million a year ago.  Other (income) and expense was income of $126 million compared with prior-year income of $60 million.  Interest expense increased to $105 million compared with $94 million in the prior year.

Total operating (non-GAAP) expense and other income increased to $7.4 billion, including a workforce rebalancing charge of approximately $870 million and a gain of nearly $100 million from the divestiture of the customer care outsourcing business, up 8 percent compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $6.1 billion increased 13 percent compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.5 billion decreased 7 percent compared with the year-ago period.

Pre-Tax Income

Pre-tax income decreased 17 percent to $3.0 billion.  Pre-tax margin decreased 2.1 points to 13.3 percent.  Operating (non-GAAP) pre-tax income decreased 19 percent to $3.3 billion and pre-tax margin was 14.7 percent, down 2.7 points.

***

IBM’s tax rate was 20.0 percent, up 4.1 points year over year; operating (non-GAAP) tax rate was 20.0 percent, up 2.7 points compared to the year-ago period.  Net income margin decreased 2.3 points to 10.6 percent.  The company expects an annual effective tax rate of 20 percent for 2014, before any potential discrete tax items.  Total operating (non-GAAP) net income margin decreased 2.7 points to 11.8 percent.

The weighted-average number of diluted common shares outstanding in the first-quarter 2014 was 1.04 billion compared with 1.12 billion shares in the same period of 2013.  As of March 31, 2014, there were 1.01 billion basic common shares outstanding.

Debt, including Global Financing, totaled $44.0 billion, compared with $39.7 billion at year-end 2013.  From a management segment view, Global Financing debt totaled $28.3 billion versus $27.5 billion at year-end 2013, resulting in a debt-to-equity ratio of 7.1 to 1.  Non-global financing debt totaled $15.7 billion, an increase of $3.5 billion since year-end 2013, resulting in a debt-to-capitalization ratio of 55.3 percent up from 39.0 percent.

IBM ended the first-quarter 2014 with $9.7 billion of cash on hand and generated free cash flow of $0.6 billion, excluding Global Financing receivables, down approximately $1.1 billion year over year.  The company returned $9.2 billion to shareholders through $1.0 billion in dividends and $8.2 billion of gross share repurchases.  The balance sheet remains strong, and the company is well positioned to support the business over the long term.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                  presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•                  presenting non-global financing debt-to-capitalization ratio;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency);

•                  adjusting for the divestiture of the customer care outsourcing business.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the first-quarter earnings materials.  These materials are available via a link on the IBM investor relations Web site at

www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/1q14.phtml.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended
	March 31,
			Percent
	2014	2013	Change
REVENUE

Global Technology Services	$9,330	$9,605	-2.9%
Gross profit margin	37.9%	36.7%

Global Business Services	4,483	4,484	0.0%
Gross profit margin	30.0%	28.6%

Software	5,661	5,572	1.6%
Gross profit margin	87.5%	87.2%

Systems and Technology	2,391	3,106	-23.0%
Gross profit margin	27.0%	32.3%

Global Financing	512	499	2.6%
Gross profit margin	46.1%	45.8%

Other	107	142	-24.4%
Gross profit margin	-163.7%	-158.5%

TOTAL REVENUE	22,484	23,408	-3.9%

GROSS PROFIT	10,543	10,678	-1.3%
Gross profit margin	46.9%	45.6%

EXPENSE AND OTHER INCOME
S,G&A	6,289	5,577	12.8%
Expense to revenue	28.0%	23.8%

R,D&E	1,501	1,644	-8.7%
Expense to revenue	6.7%	7.0%

Intellectual property and custom development income	(207)	(183)	13.1%

Other (income) and expense	(126)	(60)	108.2%

Interest expense	105	94	11.7%

TOTAL EXPENSE AND OTHER INCOME	7,563	7,072	6.9%
Expense to revenue	33.6%	30.2%

INCOME BEFORE INCOME TAXES	2,980	3,606	-17.3%
Pre-tax margin	13.3%	15.4%

Provision for income taxes	596	574	3.8%
Effective tax rate	20.0%	15.9%
NET INCOME	$2,384	$3,032	-21.4%

Net income margin	10.6%	13.0%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$2.29	$2.70	-15.2%
BASIC	$2.30	$2.72	-15.4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUT- STANDING (M’s):
ASSUMING DILUTION	1,041.8	1,124.0
BASIC	1,035.2	1,113.7

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	March 31,	December 31,
(Dollars in Millions)	2014	2013
ASSETS:

Current Assets:
Cash and cash equivalents	$9,409	$10,716
Marketable securities	295	350
Notes and accounts receivable - trade (net of allowances of $305 in 2014 and $291 in 2013)	9,682	10,465
Short-term financing receivables (net of allowances of $317 in 2014 and $308 in 2013)	18,329	19,787
Other accounts receivable (net of allowances of $36 in 2014 and $36 in 2013)	1,650	1,584
Inventories, at lower of average cost or market:
Finished goods	472	444
Work in process and raw materials	1,984	1,866

Total inventories	2,456	2,310
Deferred taxes	1,708	1,651
Prepaid expenses and other current assets	4,430	4,488

Total Current Assets	47,959	51,350

Property, plant and equipment	40,478	40,475
Less: Accumulated depreciation	26,795	26,654

Property, plant and equipment - net	13,683	13,821
Long-term financing receivables (net of allowances of $93 in 2014 and $80 in 2013)	11,918	12,755
Prepaid pension assets	6,110	5,551
Deferred taxes	3,034	3,051
Goodwill	31,214	31,184
Intangible assets - net	3,698	3,871
Investments and sundry assets	5,030	4,639

Total Assets	$122,646	$126,223

LIABILITIES:

Current Liabilities:
Taxes	$2,245	$4,633
Short-term debt	9,312	6,862
Accounts payable	6,865	7,461
Compensation and benefits	3,664	3,893

Deferred income	13,681	12,557
Other accrued expenses and liabilities	5,292	4,748

Total Current Liabilities	41,058	40,154
Long-term debt	34,668	32,856
Retirement and nonpension postretirement benefit obligations	16,031	16,242
Deferred income	4,042	4,108
Other liabilities	10,106	9,934

Total Liabilities	105,906	103,294

EQUITY:

IBM Stockholders’ Equity:
Common stock	51,943	51,594
Retained earnings	131,431	130,042
Treasury stock — at cost	(145,612)	(137,242)
Accumulated other comprehensive income/(loss)	(21,156)	(21,602)

Total IBM stockholders’ equity	16,607	22,792

Noncontrolling interests	133	137

Total Equity	16,740	22,929

Total Liabilities and Equity	$122,646	$126,223

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended
	March 31,
(Dollars in Millions)	2014	2013
Net Cash from Operating Activities per GAAP:	$3,326	$4,023

Less: the change in Global Financing (GF) Receivables	1,807	1,597

Net Cash from Operating Activities
(Excluding GF Receivables)	1,518	2,425

Capital Expenditures, Net	(887)	(729)

Free Cash Flow
(Excluding GF Receivables)	631	1,696

Acquisitions	(264)	(58)
Divestitures	391	10
Dividends	(990)	(948)
Share Repurchase	(8,166)	(2,593)
Non-GF Debt	3,634	(717)
Other (includes GF Receivables, and GF Debt)	3,402	3,473

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(1,361)	$863

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	FIRST-QUARTER 2014
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$9,330	$241	$9,570	$1,345	14.1%
Y-T-Y change	-2.9%	-2.8%	-2.9%	-15.1%

Global Business Services	4,483	141	4,624	628	13.6%
Y-T-Y change	0.0%	-21.7%	-0.9%	-10.6%

Software	5,661	932	6,593	1,918	29.1%
Y-T-Y change	1.6%	12.2%	3.0%	-4.7%

Systems and Technology	2,391	168	2,559	(660)	-25.8%
Y-T-Y change	-23.0%	40.4%	-20.7%	-63.1%

Global Financing	512	617	1,129	596	52.8%
Y-T-Y change	2.6%	14.1%	8.6%	10.7%

TOTAL REPORTABLE SEGMENTS	$22,376	$2,099	$24,476	$3,828	15.6%
Y-T-Y change	-3.8%	9.4%	-2.8%	-13.7%

Eliminations / Other	107	(2,099)	(1,992)	(848)

TOTAL IBM CONSOLIDATED	$22,484	$0	$22,484	$2,980	13.3%
Y-T-Y change	-3.9%		-3.9%	-17.3%

	FIRST-QUARTER 2013
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin
SEGMENTS

Global Technology Services	$9,605	$248	$9,852	$1,585	16.1%

Global Business Services	4,484	180	4,664	703	15.1%

Software	5,572	831	6,403	2,014	31.5%

Systems and Technology	3,106	120	3,226	(405)	-12.5%

Global Financing	499	541	1,040	538	51.8%

TOTAL REPORTABLE SEGMENTS	$23,266	$1,919	$25,185	$4,435	17.6%

Eliminations / Other	142	(1,919)	(1,777)	(829)

TOTAL IBM CONSOLIDATED	$23,408	$0	$23,408	$3,606	15.4%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	FIRST-QUARTER 2014
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$10,543	$104		$52		$10,699

Gross Profit Margin	46.9%	0.5	Pts	0.2	Pts	47.6%

S,G&A	6,289	(97)		(87)		6,104

R,D&E	1,501	0		17		1,518

Other (Income) & Expense	(126)	0		0		(126)

Total Expense & Other (Income)	7,563	(98)		(70)		7,395

Pre-Tax Income	2,980	201		123		3,304

Pre-Tax Income Margin	13.3%	0.9	Pts	0.5	Pts	14.7%

Provision for Income Taxes***	596	40		25		661

Effective Tax Rate	20.0%	0.0	Pts	0.0	Pts	20.0%

Net Income	2,384	161		98		2,643

Net Income Margin	10.6%	0.7	Pts	0.4	Pts	11.8%

Diluted Earnings Per Share	$2.29	$0.16		$0.09		$2.54

	FIRST-QUARTER 2013
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$10,678	$95		$164		$10,937

Gross Profit Margin	45.6%	0.4	Pts	0.7	Pts	46.7%

S,G&A	5,577	(92)		(104)		5,381

R,D&E	1,644	0		(16)		1,628

Other (Income) & Expense	(60)	(7)		0		(67)

Total Expense & Other (Income)	7,072	(99)		(120)		6,853

Pre-Tax Income	3,606	194		283		4,084

Pre-Tax Income Margin	15.4%	0.8	Pts	1.2	Pts	17.4%

Provision for Income Taxes***	574	54		79		708

Effective Tax Rate	15.9%	0.6	Pts	0.9	Pts	17.3%

Net Income	3,032	140		204		3,376

Net Income Margin	13.0%	0.6	Pts	0.9	Pts	14.4%

Diluted Earnings Per Share	$2.70	$0.12		$0.18		$3.00

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914-525-8476
mikefay@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

1Q 2014 Earnings Presentation April 16, 2014

2 Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/events/1q14.phtml The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated April 16, 2014.

3 1Q 2014 Overview Transitioning to key growth areas and transforming the business 1Q14 $ Yr/Yr Revenue $22.5 (4%) @CC excl. Cust. Care BPO (1%) Operating (Non-GAAP) EPS $2.54 (15%) Significant actions to continue shift to higher value Revenue dynamics: Growth in Software, Services and Financing @CC Hardware impacted by product cycle and ongoing business model challenges Expanded gross margin EPS includes workforce rebalancing charge of $0.67 and Customer Care BPO divestiture gain of $0.07, in line with January guidance Significant return to shareholders

4 Key Financial Metrics P&L Ratios (Operating) 1Q14 B/(W) Yr/Yr GP Margin 47.6% 0.9 pts PTI Margin 14.7% (2.7 pts) Tax Rate 20.0% (2.7 pts) NI Margin 11.8% (2.7 pts) Cash Highlights 1Q14 Last 12 Mos. Free Cash Flow (excl GF Receivables) $0.6 $14.0 Share Repurchase (Gross) 8.2 19.4 Dividends 1.0 4.1 Cash Balance @ Mar. 31 9.7 $ in Billions, except EPS Profit metrics reflect Workforce Rebalancing charge and Customer Care Business Process Outsourcing (BPO) divestiture gain P&L Highlights 1Q14 B/(W) Yr/Yr Revenue $22.5 (4%) @CC (2%) @CC excl. Cust. Care (1%) PTI – Operating $3.3 (19%) NI – Operating $2.6 (22%) EPS – Operating $2.54 (15%)

5 Revenue by Geography 1Q14 B/(W) Yr/Yr Rptd @CC Americas $9.6 (4%) (2%) Europe/ME/A 7.6 4% 1% Asia Pacific 5.0 (12%) (6%) Total Geographies $22.1 (4%) (2%) IBM excl. Cust. Care BPO $22.5 (4%) (3%) (2%) (1%) Major Markets (2%) (1%) Growth Markets (11%) (5%) BRIC Countries (11%) (6%) $ in Billions AP ex. Japan U.S. -4% EMEA Canada/ LA Japan +2% @CC OEM -17%

6 Revenue and Gross Profit Margin by Segment 1Q14 B/(W) Yr/Yr Rptd @CC 1Q14 B/(W) Yr/Yr Pts Global Technology Services excl. Cust. Care BPO $9.3 (3%) (1%) (1%) 2% 37.9% 1.2 pts Global Business Services 4.5 Flat 2% 30.0% 1.4 pts Software Key Branded Middleware 5.7 2% 4% 2% 5% 87.5% 0.3 pts Systems & Technology 2.4 (23%) (23%) 27.0% (5.3 pts) Global Financing 0.5 3% 6% 46.1% 0.4 pts Total Revenue & Op. GP Margin $22.5 (4%) (2%) 47.6% 0.9 pts excl. Cust. Care BPO (3%) (1%) $ in Billions Operating Gross Profit Margin Revenue Margin expansion driven by Services and mix to Software

7 Expense Summary 1Q14 B/(W) Yr/Yr Currency Acq.* Base SG&A – Operating** $6.1 (13%) 1 pts (2 pts) (13 pts) RD&E – Operating 1.5 7% 1 pts (2 pts) 8 pts IP and Development Income (0.2) 13% Other (Income)/Expense** (0.1) 88% Interest Expense 0.1 (12%) Operating Expense & Other Income $7.4 (8%) ~0 pts (2 pts) (7 pts) $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges ** SG&A includes Workforce Rebalancing charge of $0.9B; Other (Income)/Expense includes Customer Care BPO divestiture gain of ($0.1B)

8 B/(W) Yr/Yr 1Q14 Rptd @CC Revenue (External) $9.3 (3%) (1%) excl. Cust. Care BPO (1%) 2% Gross Margin (External) 37.9% 1.2 pts PTI Margin* 14.1% (2.0 pts) Services Segments Global Technology Services (GTS) Global Business Services (GBS) Continued gross margin expansion 1Q14 Revenue (% of Total Services) $ in Billions B/(W) Yr/Yr 1Q14 Rptd @CC Revenue (External) $4.5 Flat 2% Gross Margin (External) 30.0% 1.4 pts PTI Margin* 13.6% (1.5 pts) $ in Billions Yr/Yr GTS 1Q14 Revenue Rptd @CC GTS Outsourcing (5%) (3%) excl. Cust. Care BPO (1%) 1% Integrated Technology Services 2% 5% Maintenance (3%) Flat GBS 1Q14 Revenue GBS Outsourcing (10%) (8%) Consulting & Systems Integration 3% 5% 1Q14 Backlog adj. for Cust. Care BPO $138B Flat 1% GTS Outsourcing 38% GBS C&SI 26% Maint. 12% ITS 17% GBS Outsourcing 7% * GTS reflects Workforce Rebalancing charge of $0.3B & Cust. Care BPO gain of $0.1B; GBS reflects Workforce Rebalancing charge of $0.2B

9 Software Segment B/(W) Yr/Yr 1Q14 Rptd @CC Revenue (External) $5.7 2% 2% Gross Margin (External) 87.5% 0.3 pts PTI Margin* 29.1% (2.4 pts) 1Q14 Revenue Yr/Yr Rptd @CC WebSphere 12% 12% Information Management 1% 2% Tivoli 7% 7% Workforce Solutions (4%) (4%) Rational 1% 2% Key Branded Middleware 4% 5% Total Middleware 3% 4% Total Software 2% 2% 1Q14 Revenue (% of Total Software) Key Branded Middleware 65% Operating Systems 9% Other Middleware 18% Other 8% $ in Billions Led by Key Branded Middleware * Reflects Workforce Rebalancing charge of $0.2B

10 Systems & Technology Segment B/(W) Yr/Yr 1Q14 Rptd @CC Revenue (External) $2.4 (23%) (23%) Gross Margin (External) 27.0% (5.3 pts) PTI Margin* (25.8%) (13.2 pts) $ in Billions 1Q14 Revenue (% of Total Sys & Tech) Actions taken to stabilize profit for the year Servers 66% Storage 21% Micro OEM 13% * Reflects Workforce Rebalancing charge of $0.2B 1Q14 Revenue Yr/Yr Rptd @CC System z (40%) (40%) Power Systems (22%) (21%) System x (18%) (17%) Storage (23%) (23%) Total Systems (24%) (24%) Microelectronics OEM (16%) (16%) Total Systems & Technology (23%) (23%)

11 Cash Flow Analysis 1Q14 B/(W) Yr/Yr FY13 Net Cash from Operations $3.3 ($0.7) $17.5 Less: Global Financing Receivables 1.8 0.2 (1.3) Net Cash from Operations (excluding GF Receivables) 1.5 (0.9) 18.8 Net Capital Expenditures (0.9) (0.2) (3.8) Free Cash Flow (excluding GF Receivables) 0.6 (1.1) 15.0 Acquisitions (0.3) (0.2) (3.1) Divestitures 0.4 0.4 0.3 Dividends (1.0) 0.0 (4.1) Share Repurchases (Gross) (8.2) (5.6) (13.9) Non-GF Debt 3.6 4.4 3.2 Other (includes GF A/R & GF Debt) 3.4 (0.1) 2.4 Change in Cash & Marketable Securities ($1.4) ($2.2) ($0.1) $ in Billions

12 Mar. 13 Dec. 13 Mar. 14 Cash & Marketable Securities $12.0 $11.1 $9.7 Non-GF Assets* 70.7 76.5 76.7 Global Financing Assets 34.5 38.7 36.2 Total Assets 117.3 126.2 122.6 Other Liabilities 64.6 63.6 61.9 Non-GF Debt* 8.2 12.2 15.7 Global Financing Debt 25.2 27.5 28.3 Total Debt 33.4 39.7 44.0 Total Liabilities 98.0 103.3 105.9 Equity 19.2 22.9 16.7 Non-GF Debt / Capital 34% 39% 55% Global Financing Leverage 7.2 7.2 7.1 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

13 1Q 2014 Summary Significant actions to continue shift to higher value and right-size business Continued investment aligned with strategic shifts of Data, Cloud, Engagement SoftLayer, BlueMix, Watson Aspera and Cloudant acquisitions Divesting businesses that no longer fit strategic profile Workforce rebalancing aligns resources and skills to demand profile Expect at least $18.00 of Operating EPS in 2014 Will update for System x divestiture later in the year Allocating capital and managing business for the long-term Continue to expect to deliver at least $20.00 of Operating EPS in 2015 along the way

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15 Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Pre-Tax Income by Segment Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Customer Care Outsourcing Business Divestiture, Workforce Rebalancing, Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 1Q 2014 GAAP to Operating (Non-GAAP) Bridge – 1Q 2013 GAAP to Operating (Non-GAAP) Bridge – 1Q 2014 and 1Q 2013 Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q14 Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q14 Reconciliation of Debt-to-Capital Ratio Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 3/31/14 Reconciliation of Revenue Growth Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

16 Currency – Year/Year Comparison 1Q14 Yr/Yr 4/15 Spot 2Q14 3Q14 4Q14 FY14 Euro 0.73 4% 0.72 5% 4% 2% 4% Pound 0.60 6% 0.60 8% 7% 3% 6% Yen 103 (11%) 102 (3%) (3%) (1%) (4%) IBM Revenue Impact (2 pts) ~0 pts ~1 pts ~0 pts ~0 pts (US$B) Yr/Yr $22.5 (4%) (0.4) (2 pts) (2%) Yr/Yr @ 4/15 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC Supplemental Materials

17 Supplemental Segment Information – 1Q 2014 $ in Billions Backlog 1Q14 Yr/Yr @CC Total Backlog excl. Cust. Care BPO $138 (2%) Flat (2%) 1% Change in Backlog due to Currency Quarter-to-Quarter $0 Year-to-Year $0 Outsourcing Backlog $86 (5%) (5%) Signings 1Q14 Yr/Yr @CC Outsourcing $5.5 (49%) (48%) - GTS O/S, GBS O/S (AMS) Transactional 5.7 (9%) (7%) - ITS, Consulting & AMS SI (incl. US Federal) Total Signings $11.2 (34%) (33%) Note: Actual backlog calculated using March 31 currency spot rates Revenue Growth Yr/Yr @CC GTS Outsourcing excl. Cust. Care BPO (5%) (1%) (3%) 1% Integrated Tech Services 2% 5% Maintenance (3%) Flat Total GTS excl. Cust. Care BPO (3%) (1%) (1%) 2% GBS Outsourcing (10%) (8%) GBS C&SI 3% 5% Total GBS Flat 2% Total Outsourcing (6%) (4%) Total Transactional 3% 5% Maintenance (3%) Flat Global Services Revenue Global Services Backlog / Signings Supplemental Materials

18 Supplemental Segment Information – 1Q 2014 Revenue Growth Yr/Yr @CC GP% System z (40%) (40%) Power Systems (22%) (21%) System x (18%) (17%) Storage (23%) (23%) Total Systems (24%) (24%) Microelectronics OEM (16%) (16%) Total Sys & Tech (23%) (23%) Supplemental Materials Systems & Technology Software Revenue Growth Yr/Yr @CC WebSphere 12% 12% Information Management 1% 2% Tivoli 7% 7% Workforce Solutions (4%) (4%) Rational 1% 2% Key Branded Middleware 4% 5% Other Middleware Flat Flat Total Middleware 3% 4% Operating Systems (10%) (9%) Other Software/Services Flat 1% Total Software 2% 2%

19 Pre-Tax Income by Segment $ in Billions 1Q14 PTI $ B/(W) Yr/Yr B/(W) Yr/Yr Excl. WFR* 1Q14 PTI % B/(W) Yr/Yr B/(W) Yr/Yr Excl. WFR* Global Technology Services $1.3 (15%) 5% 14.1% (2.0 pts) 1.3 pts Global Business Services 0.6 (11%) 12% 13.6% (1.5 pts) 1.9 pts Software 1.9 (5%) 3% 29.1% (2.4 pts) Flat Systems & Technology (0.7) ($0.3) (10%) (25.8%) (13.2 pts) (4.8 pts) Global Financing 0.6 11% 11% 52.8% 1.0 pts 1.3 pts Segment PTI $ Segment PTI Margin * Yr/Yr excludes Workforce Rebalancing from both years for comparison purposes Supplemental Materials

20 20 20 Global Financing Portfolio 1Q14 – $29.7B Net External Receivables Supplemental Materials Non-Investment Grade 42% Investment Grade 58% 1Q14 4Q13 1Q13 Identified Loss Rate 1.0% 0.8% 0.8% Anticipated Loss Rate 0.4% 0.4% 0.4% Reserve Coverage 1.4% 1.2% 1.2% Client Days Delinquent Outstanding 3.6 3.3 2.5 Commercial A/R > 30 Days $ 36 M $ 43 M $ 22 M 19% 39% 21% 11% 8% 2% 0% 10% 20% 30% 40% AAA to A- BBB+ to BBB- BB+ to BB BB- to B+ B to B- CCC+ to D

21 21 1Q14 B/(W) Yr/Yr* Rptd @CC Financial Services $5.1 Flat 3% Public 2.0 3% 4% Industrial 1.2 (12%) (11%) Distribution 1.2 4% 5% Communications 1.2 (11%) (9%) Enterprise & MidMarket 10.8 (4%) (3%) Total IBM $22.5 (4%) (2%) Revenue by Key Industry Sales Unit $ in Billions Supplemental Materials * Reclassified to conform with 2014 presentation. Enterprise & MidMarket Comms Distribution Industrial Public Financial Services This view reflects the company’s client segmentation. Revenue reported in the industry sectors based on the company’s current structure now represents about half of IBM’s revenue. As a result starting in the second quarter this view will no longer be provided.

22 Cash Flow (FAS 95) 1Q14 1Q13 Net Income from Operations $2.4 $3.0 Depreciation / Amortization of Intangibles 1.1 1.2 Stock-based Compensation 0.1 0.1 Working Capital / Other (2.1) (1.9) Global Financing A/R 1.8 1.6 Net Cash provided by Operating Activities 3.3 4.0 Capital Expenditures, net of payments & proceeds (0.9) (0.7) Divestitures, net of cash transferred 0.4 0.0 Acquisitions, net of cash acquired (0.3) (0.1) Marketable Securities / Other Investments, net 0.8 (0.2) Net Cash used in Investing Activities 0.0 (1.0) Debt, net of payments & proceeds 4.2 0.5 Dividends (1.0) (0.9) Common Stock Repurchases (Gross) (8.2) (2.6) Common Stock Transactions - Other 0.3 0.4 Net Cash used in Financing Activities (4.7) (2.7) Effect of Exchange Rate changes on Cash 0.0 (0.1) Net Change in Cash & Cash Equivalents ($1.3) $0.2 $ in Billions Supplemental Materials

23 23 Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

24 24 Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Customer Care Outsourcing Business Divestiture On September 10, 2013, the company announced that it had signed a definitive agreement with SYNNEX for the sale of its worldwide customer care process outsourcing services business. Management presents certain financial results excluding the effects of the customer care outsourcing business divestiture. Management believes that presenting financial information without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Workforce Rebalancing Management presents certain financial results excluding the effects of charges in connection with workforce rebalancing actions. Management believes that presenting financial information without this item is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Supplemental Materials

25 25 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2014 Expectations $17.00+ $18.00+ $0.72 $0.69 $0.03 $0.28 The above serves to reconcile the Non-GAAP financial information contained in “1Q 2014 Overview” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through March 31, 2014

26 26 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $10,543 $104 $52 $10,699 SG&A 6,289 (97) (87) 6,104 RD&E 1,501 0 17 1,518 Other Income & Expense (126) 0 0 (126) Total Operating Expense & Other Income 7,563 (98) (70) 7,395 Pre-Tax Income 2,980 201 123 3,304 Tax *** 596 40 25 661 Net Income 2,384 161 98 2,643 Diluted Earnings Per Share $2.29 $0.16 $0.09 $2.54 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2014 Overview”, “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

27 27 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2013 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $10,678 $95 $164 $10,937 SG&A 5,577 (92) (104) 5,381 RD&E 1,644 0 (16) 1,628 Other Income & Expense (60) (7) 0 (67) Total Operating Expense & Other Income 7,072 (99) (120) 6,853 Pre-Tax Income 3,606 194 283 4,084 Tax *** 574 54 79 708 Net Income 3,032 140 204 3,376 Diluted Earnings Per Share $2.70 $0.12 $0.18 $3.00 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “1Q 2014 Overview”, “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

28 28 1Q 2014 GAAP Acquisition- related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin 46.9% 0.5 pts 0.2 pts 47.6% PTI Margin 13.3% 0.9 pts 0.5 pts 14.7% Tax Rate *** 20.0% 0.0 pts 0.0 pts 20.0% Net Income Margin 10.6% 0.7 pts 0.4 pts 11.8% 1Q 2013 Gross Profit Margin 45.6% 0.4 pts 0.7 pts 46.7% PTI Margin 15.4% 0.8 pts 1.2 pts 17.4% Tax Rate *** 15.9% 0.6 pts 0.9 pts 17.3% Net Income Margin 13.0% 0.6 pts 0.9 pts 14.4% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the”1Q 2014 Overview” and “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 1Q 2014 and 1Q 2013 Supplemental Materials

29 29 GAAP Non-GAAP Adjustments Operating (Non-GAAP) SG&A Currency 1 pts 0 pts 1 pts Acquisitions (2 pts) 0 pts (2 pts) Base (12 pts) (1 pts) (13 pts) RD&E Currency 1 pts 0 pts 1 pts Acquisitions (2 pts) 0 pts (2 pts) Base 10 pts (2 pts) 8 pts Operating Expense & Other Income Currency 0 pts 0 pts 0 pts Acquisitions (2 pts) 0 pts (2 pts) Base (5 pts) (1 pts) (7 pts) Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q14

30 30 GAAP Non-GAAP Adjustments Operating (Non-GAAP) Operating Expense & Other Income Base excluding workforce rebalancing and divestiture gains 5 pts (1 pts) 4 pts Non-GAAP Supplemental Materials The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slides 23-24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 1Q14

31 31 Reconciliation of Debt-to-Capital Ratio March 2014 Dec. 2013 March 2013 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 55% 72% 39% 63% 34% 63% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

32 32 Non-GAAP Supplemental Materials 12 months ended 3/31/14 Net Cash from Operations $16.8 Less: Global Financing Receivables (1.1) Net Cash from Operations (excluding GF Receivables) 17.9 Net Capital Expenditures (3.9) Free Cash Flow (excluding GF Receivables) $14.0 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

33 Non-GAAP Supplemental Materials IBM IBM Total Services IBM Total Services excluding customer care business Japan China As Reported (2%) ~0 (8%) (19%) At Constant Currency ~0 2% 2% (20%) Reconciliation of Revenue Growth 1Q14 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics”, “Revenue by Geography” and “Services Segments “discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 4Q13 Yr/Yr As Reported (5%) At Constant Currency (3%)

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